EXHIBIT (10.28)(ii)

FIRST AMENDMENT

TO

SEVERANCE AGREEMENT

THIS FIRST AMENDMENT TO SEVERANCE AGREEMENT (the “Amendment”) is entered into by and between Ecolab Inc., a Delaware corporation (the “Company”) on behalf of its subsidiary Nalco Company, and J. Erik Fyrwald (“Executive”), effective as of February 24, 2012.  Capitalized terms not defined in the Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, Executive and Nalco Company (“Nalco”) entered into a Severance Agreement, dated January 1, 2011 (the “Agreement”); and

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 19, 2011, Nalco Holding Company merged with and into Sustainability Partners Corporation a wholly-owned subsidiary of the Company, as of December 1, 2011, pursuant to which Sustainability Partners Corporation survived the merger and was renamed Nalco Holding Company; and

WHEREAS, Nalco is a wholly-owned subsidiary of Nalco Holding Company; and

WHEREAS, Executive and the Company desire to amend the Agreement to acknowledge the occurrence, and revise the definition, of Good Reason and make certain other changes;

NOW, THEREFORE, in consideration of Executive’s performance, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree, effective as of the date first above written, to amend the Agreement in the following particulars:

1.                                      By deleting the second and third sentences of the definition of “Good Reason” under Section 1 of the Agreement and replacing them with the following:

“For purposes of this Agreement, the Executive must notify the Company within twenty-four (24) months of a claimed Good Reason Event that Executive is terminating his employment.  For the avoidance of doubt, the Company acknowledges and agrees that Executive incurred a material diminution in Executive’s responsibilities constituting a “Good Reason Event” as a result of changes in the circumstances of his employment occurring on the date of merger, December 1, 2011, which is not susceptible to cure, and may voluntarily terminate his employment at any time through November 30, 2013 in accordance with Section 3 herein.”

2.                                      By deleting Section 2 of the Agreement and replacing it with the following:

“2.  Term of Agreement and Termination of All Other Severance Benefits. This Agreement shall be in effect from January 1, 2011 until November 30, 2013 (the “Term”).  Notwithstanding the foregoing but subject to Section 3 (and those portions of Section 1 as apply to Section 3) herein, Executive’s employment at all times shall be deemed to be an employment at-will and Executive’s employment may be terminated by Executive or the Company for any reason or no reason. While in force, this Agreement shall represent the only severance benefit for Executive (it being acknowledged and understood that Executive’s Change in Control Agreement dated January 1, 2011 between Nalco Holding Company and him provides for benefits other than severance and is not affected by this Agreement as amended). All other severance agreements for Executive, including without limitation the Severance Agreement dated February 28, 2008, are hereby terminated, and Executive shall have no claim under any severance policy.”

3.                                      By adding the following immediately at the end of Section 6(g) of the Agreement:

“With a copy to:

Ecolab Inc.

370 Wabasha Street North

St. Paul, Minnesota 55102

Attention: James J. Seifert, Executive Vice President, General Counsel and Secretary

Fax No. : (651) 293-2471”

4.                                      Except as modified herein the Agreement shall remain in full force and effect.

This Amendment may be executed in counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this 24th day of February, 2012, to be effective as of the date first above written.

Ecolab Inc.

By:	/s/Michael L. Meyer

Name:	Michael L. Meyer

Title:	Executive V.P. Human Resources

J. Erik Fyrwald

/s/J. Erik Fyrwald